EXECUTION COPY
                                                       3/31/98
                                                       NY3:#7156046v3



		This Guaranty Agreement (the "Guaranty"), dated as of March 31, 1998, is made by JBS International, Inc., a Barbados corporation ("Guarantor"), in favor of Teachers Insurance and Annuity Association of America ("Teachers") and each other holder from time to time of any of the Notes referred to below
(Teachers and each such other holder being collectively referred to herein as the "Noteholders").

                             RECITALS:

		WHEREAS, John B. Sanfilippo & Son, Inc., a Delaware corporation ("Borrower"), has entered into that certain Note
Purchase Agreement dated as of August 30, 1995 (as in effect on the date hereof, the "Note Agreement") under which Teachers purchased, and the Borrower issued and sold, among other things, $15,000,000 aggregate principal amount of 9.38% Senior
Subordinated Notes due 2005 (the "Notes"); and

		WHEREAS, Borrower and Guarantor are parties to the Bank Agreement and (in the case of the Borrower) the Amended and Restated Prudential Note Purchase Agreement (each as defined in the Note Agreement) pursuant to which Borrower has incurred (and in the future may incur) Senior Indebtedness (as so defined) to the Banks and Prudential (each as so defined) (and Guarantor may be a co-obligor with respect to such Senior Indebtedness under the Bank Agreement), and the Note Agreement contemplates that in the future Borrower may incur, pursuant to the terms of the Note Agreement, additional Senior Indebtedness;

		WHEREAS, Guarantor has entered into a Guaranty dated as of March 31, 1998 with Prudential (as in effect from time to time, the "Prudential Guaranty") pursuant to which Guarantor has guaranteed the obligations of Borrower under the Bank Agreement and the Restated Prudential Note Purchase Agreement, respectively, and Guarantor may in the future enter into additional guarantees of Senior Indebtedness of Borrower ("Additional Guaranties");

		WHEREAS, all parties acknowledge that the indebtedness and obligations contemplated by the Note Agreement have been incurred for and will inure, in part, to the benefit of Guarantor; and

		WHEREAS, in order to enter into an amendment of the Note Agreement, Teachers requires that this Guaranty be executed and delivered;

		NOW THEREFORE, for value received, to satisfy one of the conditions precedent to the amendment of Note Agreement, to induce any transferee to accept the transfer of all or any part of any Note, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Guarantor agrees as follows:


                             ARTICLE I

                            DEFINITIONS

                SECTION 1.1 DEFINITIONS. As used in this Guaranty, the following terms shall have the meanings set forth below:

		"Additional Guaranties" shall have the meaning specified in the Recitals hereto.

		"Borrower" shall have the meaning specified in the Recitals hereto.

		"Guarantor" shall have the meaning specified in the introductory paragraph hereof.

		"Indebtedness" shall mean all of the indebtedness, obligations and liabilities existing on the date hereof or arising from time to time thereafter, whether direct or indirect, joint or several, actual, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise, of Borrower to the Noteholders under or in respect of the Note Agreement (as such Agreement relates to the Notes) or the Notes, including, without limitation, the principal of and interest and Make-Whole Amount, if any, on the Notes.

		"Note Agreement" shall have the meaning specified in the Recitals hereto.

		"Noteholders" shall have the meaning specified in the introductory paragraph hereof.

		"Notes" shall have the meaning specified in the Recitals hereto.

		"Prudential Guaranty" shall have the meaning specified in the Recitals hereto.

		"Senior Indebtedness" shall mean all obligations and liabilities (including in respect of costs, expenses and fees) of Guarantor on the date hereof or arising from time to time thereafter under the Bank Agreement, the Prudential Guaranty and any Additional Guaranty, provided, however, that, to the extent that any portion of such Senior Indebtedness under the Bank Agreement or any such Guaranty is in respect of interest owing on any Senior Indebtedness (as defined in the Note Agreement), such portion of such Senior Indebtedness under any such Guaranty shall exclude interest accruing during any bankruptcy, insolvency or similar proceeding more than two years after the date of any filing by or against Borrower or the Guarantor, as the case may be, of such proceeding.

		"Subordinated Indebtedness" shall mean all obligations and liabilities (including in respect of costs, expenses and fees) of Guarantor on the date hereof or arising from time to time thereafter under this Guaranty.

		"Teachers" shall have the meaning specified in the introductory paragraph hereof.

                SECTION 1.2 OTHER DEFINITIONS. Capitalized terms that are used in this Guaranty and not defined in this Guaranty shall have the meaning ascribed to them in the Note Agreement.


                            ARTICLE II

                           THE GUARANTY

                SECTION 2.1 GUARANTY OF PAYMENT AND PERFORMANCE OF OBLIGATIONS. Guarantor absolutely, unconditionally and irrevocably guarantees the full and prompt payment in United
States currency when due (whether at maturity, a stated prepayment date or earlier by reason of acceleration or otherwise) and at all times thereafter, and the due and punctual performance, of all Indebtedness together with all costs and expenses, including without limitation all court costs and expenses and attorneys' fees, paid or incurred by the Noteholders in endeavoring to enforce this Guaranty or in pursuing any action against Borrower or Guarantor or enforcing any rights of the Noteholders in the security, if any, for the Indebtedness or for liabilities of Guarantor hereunder, and any taxes, fees or penalties which may be paid or payable in connection therewith. This is a continuing guaranty of payment and performance not of collection.

		Upon an Event of Default, the Noteholders may, at their sole election and without notice, proceed directly and at once against Guarantor to seek and enforce performance of, and to collect and recover, the Indebtedness, or any portion thereof, without first proceeding against Borrower, any other Person, or any security for the Indebtedness or for the liability of any such other Person or the Guarantor hereunder. The Noteholders shall have the exclusive right to determine the application of payments and credits, if any, from Guarantor, Borrower or from any other Person on account of the Indebtedness or otherwise.

                SECTION 2.2  OBLIGATIONS UNCONDITIONAL.  The
obligations of Guarantor under this Guaranty shall be continuing, absolute and unconditional, irrespective of (i) the invalidity or unenforceability of any part or all of the Note Agreement or any Note or any other agreement; (ii) the absence of any attempt by the Noteholders to collect the Indebtedness or any portion thereof from Borrower or other action to enforce the same; (iii) the waiver or consent by the Noteholders with respect to any provision of the Note Agreement or any Note or any other agreement or applicable law; (iv) any failure by the Noteholders to acquire, perfect or maintain any security interest or lien in, or take any steps to preserve its rights to any security for the Indebtedness or any portion thereof or for the liability of Guarantor hereunder; (v) any defense arising by reason of any disability or other defense (other than a defense of payment, unless the payment on which such defense is based was or is subsequently invalidated, declared to be fraudulent or preferential, otherwise avoided and/or required to be repaid to Borrower, Guarantor, the estate of either Borrower or Guarantor, a trustee, receiver or any other Person under any bankruptcy law, state or federal law, common law or equitable cause, in which case there shall be no defense of payment with respect to such payment) of Borrower or any other Person liable on the Indebtedness or any portion thereof; (vi) Lender's election, in any proceeding instituted under Chapter 11 of Title 11 of the Federal Bankruptcy Code (11 U.S.C. 101 et seq.) (the "Bankruptcy Code"), of the application of Section 1111(b)(2) of the Bankruptcy Code; (vii) any borrowing or grant of a security interest to the Noteholders by Borrower, as debtor-in-possession, or extension of credit, under Section 364 of the Bankruptcy Code; (viii) the disallowance or avoidance of all or any portion of the Noteholders' claim(s) for repayment of the Indebtedness under the Bankruptcy Code or any similar state law or the avoidance of any security for the Indebtedness or any security for the liability of Guarantor hereunder; (ix) any amendment to, waiver or modification of, or consent under any provision of the Note Agreement or any Note or any other agreement; (x) any change in any provision of any applicable law or regulation; (xi) any order, judgment, writ, award or decree of any court, arbitrator or governmental authority, domestic or foreign, binding on or affecting Guarantor or Borrower or any of their assets; (xii) the charter or by-laws of Guarantor or Borrower; (xiii) any mortgage, indenture, lease, contract, or other agreement (including without limitation any agreement with stockholders), instrument or undertaking to which Guarantor or Borrower is a party or which purports to be binding on or affect Guarantor or Borrower or any of their assets; or (xiv) any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor.

                SECTION 2.3 NOTEHOLDERS' FREEDOM TO ACT. The Noteholders are authorized, without notice and without affecting the liability of Guarantor hereunder, from time to time to (i) renew, extend, accelerate or otherwise change the time for payment of, or other terms relating to, the Indebtedness or any portion thereof, or otherwise modify, amend or change the terms of the Note Agreement or any Note or any other agreement; (ii) accept partial payments on the Indebtedness; (iii) take and hold security or additional guaranties or sureties for the Indebtedness or any portion thereof or any other liabilities of Borrower, the obligations of Guarantor under this Guaranty and the obligations under any other guaranties and sureties of the Indebtedness, and exchange, enforce, waive, release, sell, transfer, assign or otherwise deal with any such security, guaranty or surety; (iv) apply such security and direct the order or manner of sale thereof as the Noteholders may determine in their sole discretion; (v) settle, release, compromise, collect or otherwise liquidate the Indebtedness or any portion thereof and any security therefor in any manner; (vi) extend additional loans, credit and financial accommodations and otherwise create additional Indebtedness; (vii) waive strict compliance with the terms of the Note Agreement or any Note or any other agreement and otherwise forbear from asserting the Noteholders' rights and remedies thereunder; (viii) enforce or forbear from enforcing the guaranty or surety of any other guarantor or surety of the Indebtedness, any portion thereof or release any such guarantor or surety; and (ix) assign this Guaranty in part or in whole in connection with any assignment of the Indebtedness or any portion thereof.

                SECTION 2.4 WAIVERS OF GUARANTOR. Guarantor waives all set-offs and counterclaims and all presentments, demands for performance, notices of nonperformance, protests, notices of protest, notices of dishonor and diligence with respect to the Indebtedness and the obligations of Guarantor hereunder, the filing of any claims with a court in the event of receivership or bankruptcy of Borrower, and notices of acceptance of this Guaranty. Guarantor further waives all notices that the principal amount, any payment or any portion thereof, any interest or Make-Whole Amount on the Indebtedness or any portion thereof is due, notices of any and all proceedings to collect from Borrower, anyone primarily or secondarily liable with respect to the Indebtedness or any portion thereof, or from anyone else, and, to the extent permitted by law, notices of exchange, sale, surrender or other handling of any security securing payment of the Indebtedness or this Guaranty. The Guarantor agrees that the Noteholders shall not be under any obligation to marshall any assets in favor of Guarantor or against or in payment of any or all of the Indebtedness.

		Guarantor hereby waives and releases Borrower from any and all "claims" (as defined in Section 101(4) of the Bankruptcy
Code) to which Guarantor is or would at any time be entitled by virtue of its obligations under this Guaranty, including, without limitation, any right of subrogation (whether contractual, under Section 509 of the Bankruptcy Code or otherwise), reimbursement, contribution, indemnity, exoneration or similar right against Borrower. Guarantor further waives any right to demand security from Borrower and any benefit of, and any right to participate in, any security given to the Noteholders to secure payment of the Indebtedness or any other liability of Borrower to the Noteholders.

                SECTION 2.5 REVIVAL. To the extent that Borrower or Guarantor makes a payment or payments, or a transfer of an interest in any property to any Noteholder or any Noteholder enforces its rights in any security for the liabilities of Guarantor hereunder or exercises its right of set-off, and such payment, payments, transfer, or the proceeds of such enforcement or set-off, or any portion of such payment, payments, transfer or proceeds are subsequently invalidated, declared to be fraudulent or preferential, set aside, otherwise avoided or required to be repaid to Borrower, Guarantor, the estate of either Borrower or Guarantor, a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then to the extent of such recovery, avoidance or repayment, the obligation or part of such obligation originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such payment, enforcement or set-off had not occurred.

                SECTION 2.6 OBLIGATION TO KEEP INFORMED. Guarantor shall be responsible for keeping itself informed of the financial condition of Borrower and any other Persons primarily or secondarily liable on the Indebtedness or any portion thereof, and of all other circumstances bearing upon the risk of nonpayment of the Indebtedness or any portion thereof, and Guarantor agrees that the Noteholders shall have no duty to advise Guarantor of information known to the Noteholders regarding such condition or any such circumstance. If any Noteholder, in its discretion, undertakes at any time or from time to time to provide any such information to Guarantor, such Noteholder shall not be under any obligation (i) to undertake any investigation, whether or not a part of its regular business routine, (ii) to disclose any information which such Noteholder wishes to maintain confidential, or (iii) to make any other or future disclosures of such information or any other information to Guarantor.

                SECTION 2.7  BANKRUPTCY.  If any Event of Default
specified in Subsection (H) to (J), inclusive, of Section 12.1 of the Note Agreement shall occur and be continuing, any and all obligations of Guarantor shall forthwith become due and payable without notice.


                           ARTICLE III

                  REPRESENTATIONS AND WARRANTIES

		Guarantor represents, covenants and warrants as follows:

                SECTION 3.1 ORGANIZATION. Guarantor is a corporation duly organized and existing in good standing under the laws of Barbados. Guarantor is duly qualified and authorized to transact business as a foreign corporation and is in good standing in every jurisdiction in which the nature of the business conducted by it or the ownership of its properties or assets makes such qualification necessary, except where the failure to be in good standing or to be so qualified or authorized would not have a material adverse effect on the business, condition (financial or otherwise) or operations of Guarantor.

                SECTION 3.2 POWER AND AUTHORITY. Guarantor has all requisite corporate power to conduct its business as currently conducted and as currently proposed to be conducted. Guarantor has all requisite corporate power to execute, deliver and perform its obligations under this Guaranty. The execution, delivery and performance by Guarantor of this Guaranty have been duly authorized by all requisite corporate action on the part of Guarantor. Guarantor has duly executed and delivered this Guaranty and this Guaranty constitutes the legal, valid and binding obligations of Guarantor, enforceable against Guarantor in accordance with its terms.

                SECTION 3.3 CONFLICTING AGREEMENTS AND OTHER MATTERS. Guarantor is not a party to any contract or agreement or subject to any charter or other corporate restriction which materially and adversely affects its business, property or assets, or financial condition. Neither the execution nor delivery of this Guaranty nor fulfillment of nor compliance with the terms and provisions hereof, will conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in any violation of, or result in the creation of any Lien upon any of the properties or assets of Guarantor pursuant to, the charter or by-laws of Guarantor, any award of any arbitrator or any agreement (including any agreement with stockholders), instrument, order, judgment, decree, statute, law, rule or regulation to which Guarantor is subject.
Guarantor is not a party to, or otherwise subject to any provision contained in, any instrument evidencing Indebtedness
(as defined in the Note Agreement) of Guarantor, any agreement relating thereto or any other contract or agreement (including its charter) which limits the amount of, or otherwise imposes restrictions on the creation of, any guarantee.


                              ARTICLE IV

		SUBORDINATION OF SUBORDINATED INDEBTEDNESS
                SECTION 4.1 SUBORDINATED INDEBTEDNESS SUBORDINATED TO SENIOR INDEBTEDNESS. The provisions of this Article IV apply notwithstanding anything to the contrary in this Guaranty.
Teachers and Guarantor, for themselves and their respective successors and assigns, covenant and agree, and each holder of any Note, by its acceptance thereof, shall be deemed to have agreed, that the payment from whatever source of the Subordinated Indebtedness, shall be subordinate and subject in right of payment, to the extent and in the manner set forth in this Article IV, to the prior payment in full in cash of all Senior Indebtedness, and that each holder of such Senior
Indebtedness, with respect to Senior Indebtedness now existing or hereafter arising, shall be deemed to have acquired such Senior Indebtedness in reliance upon the covenants and provisions contained in this Article IV.

                SECTION 4.2 SUBORDINATED NOTES SUBORDINATED TO PRIOR PAYMENT OF ALL SENIOR INDEBTEDNESS ON DISSOLUTION, LIQUIDATION, REORGANIZATION, ETC. Upon any payment or distribution of the assets of Guarantor of any kind or character, whether in cash, property or securities (including any collateral, whether the proceeds thereof or in kind, at any time securing the Subordinated Indebtedness), to creditors upon any dissolution, or winding-up, or total or partial liquidation, or reorganization, or recapitalization or readjustment of Guarantor or its securities (whether voluntary or involuntary, or in bankruptcy, insolvency, reorganization, liquidation, receivership proceedings, or upon an assignment for the benefit of creditors, or any other marshalling of the assets and liabilities of Guarantor or otherwise), then in such event:

		(A) all Senior Indebtedness shall first be paid in full in cash or have provision made for such payment (any such provision having been agreed to in writing by the holders of the Senior Indebtedness), before any payment is made on account of Subordinated Indebtedness from any source whatsoever;

		(B) any payment or distribution of assets of Guarantor of any kind or character from any source what-soever, whether in cash, property or securities (other than equity securities of Guarantor as reorganized or readjusted or equity securities of Guarantor or any other company, trust or corporation provided for by a plan of reorganization or readjustment, or securities the payment of which is subordinate, at least to the extent provided in this Article IV with respect to the Subordinated Indebtedness, to the payment of all Senior Indebtedness at the time outstanding and to the payment of all securities issued in exchange therefor to holders of such Senior Indebtedness at the time outstanding), to which the holders of the Subordinated Indebtedness would be entitled except for the provisions of this Article IV, shall be paid or delivered by any debtor, custodian or other person making such payment or distribution, directly to the holders of such Senior Indebtedness, or their representative or representatives, ratably according to the aggregate amounts remaining unpaid on account of such Senior Indebtedness held or represented by each, for application to payment of all such Senior Indebtedness remaining unpaid, to the extent necessary to pay all such Senior Indebtedness in full in cash after giving effect to any concurrent payment or distribution, or provision therefor, to, the holders of such Senior Indebtedness; and

		(C) in the event that, notwithstanding the foregoing provisions of this Section 4.2, any payment or distribution of assets of Guarantor of any kind or character from any source whatsoever, whether in cash, property or securities
(other than equity securities of Guarantor as reorganized or readjusted or equity securities of Guarantor or any other company, trust or corporation provided for by a plan of reorganization or readjustment, or securities the payment of which is subordinate, at least to the extent provided for in this Article IV with respect to the Subordinated Indebtedness, to the payment of all Senior
Indebtedness at the time outstanding and to the payment of all securities issued in exchange therefor to the holders of such Senior Indebtedness at the time outstanding), shall be received by any Noteholder before all such Senior
Indebtedness is paid in full in cash, or provision made for its payment (any such provision having been agreed to in writing by the holders of the Senior Indebtedness), such payment or distribution shall be held in trust for the benefit of, and shall be immediately paid or delivered by such Noteholder to, as the case may be, the holders of such Senior Indebtedness remaining unpaid or unprovided for, or their representative or representatives, for application to the payment of all such Senior Indebtedness remaining unpaid, ratably according to the aggregate amounts remaining unpaid on account of the Senior Indebtedness held or represented by each, to the extent necessary to pay all such Senior Indebtedness in full in cash after giving effect to any concurrent payment or distribution, or provision therefor, to the holders of such Senior
Indebtedness.

		Guarantor shall give prompt notice to each Noteholder of any dissolution, winding-up, liquidation, reorganization, recapitalization or readjustment of Guarantor.

		Upon any distribution of assets of Guarantor referred to in this Article IV, the Noteholders shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which such dissolution, winding-up, liquidation, reorganization, recapitalization or readjustment proceeding is pending, or a certificate of the liquidating trustee or agent or other Person making any distribution to such holders, for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Indebtedness, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article IV.

                SECTION 4.3 NO PAYMENTS WITH RESPECT TO SUBORDINATED INDEBTEDNESS IN CERTAIN CIRCUMSTANCES.

		(A)  No payment on account of the Subordinated
Indebtedness shall be made (directly or indirectly, by set-off, redemption, repurchase or in any other manner) at any time when the Noteholders are not entitled to receive payments in respect of the Notes pursuant to 13.3(A) of the Note Agreement.

		(B) At any time when the Noteholders are not entitled to receive payments in respect of the Subordinated
Indebtedness thereof pursuant to the foregoing Subsection
(A) and so long as the maturity of no Senior Indebtedness
(as defined in the Note Agreement) has been accelerated, the Noteholders shall not be entitled to declare any amount due hereunder or institute or maintain any proceeding seeking any other remedy against Guarantor or any of its subsidiaries in respect of the Subordinated Indebtedness, whether contractual, at law or in equity or otherwise.

		(C) Following any acceleration of the maturity of any Senior Indebtedness (as defined in the Note Agreement) and as long as such acceleration shall continue unrescinded and unannulled, the Senior Indebtedness shall first be paid in full in cash or have provision made for such payment (any such provision having been agreed to in writing by the holders of the Senior Indebtedness), before any payment is made (directly or indirectly, by set-off, redemption, repurchase or in any other manner) on account of or applied on the Subordinated Indebtedness from any source whatsoever.

		(D) Following any acceleration of the maturity of all or any portion of the Notes and so long as such acceleration shall continue unrescinded and unannulled, all Senior Indebtedness then due, or becoming due by acceleration or otherwise, shall be first paid in full in cash, or provision made for such payment (any such provision having been agreed to in writing by the holders of the Senior Indebtedness), before any payment is made
(directly or indirectly, by set-off, redemption, repurchase or in any other manner) on the Subordinated Indebtedness.

		(E) In furtherance of the provisions of this Article IV, in the event that any payment on the Subordinated
Indebtedness shall be made (from any source whatsoever) and received by any Noteholder, which is not then permitted by the foregoing provisions of this Section 4.3, such payment shall be held in trust for the benefit of, and shall be immediately paid over to the holders of Senior Indebtedness or their representative or representatives, ratably according to the aggregate amounts remaining unpaid on account of the Senior Indebtedness held or represented by each, for application to the payment of all Senior
Indebtedness remaining unpaid, whether or not then due and payable.

                SECTION 4.4  NO IMPAIRMENT OF SUBORDINATION;
REINSTATEMENT. No right of any present or future holder of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of Guarantor or by any act or failure to act by any such holder (including any exercise or non-exercise of any right, power or remedy under or in respect of the Senior Indebtedness or any document relating thereto or any release or discharge by any holder of Senior Indebtedness of any guaranty thereof or security therefor), or by any non-compliance by Guarantor with the terms, provisions and covenants of this Guaranty and any other document relating thereto, regardless of any knowledge thereof which any such holder may have. Each Noteholder agrees that the rights of the holders of Senior Indebtedness under this Article IV shall be automatically reinstated if and to the extent that any payment by Guarantor or any other Person to the holders of Senior Indebtedness is rescinded or must otherwise be returned by any holder of Senior Indebtedness as a result of any proceedings in bankruptcy or reorganization.

                SECTION 4.5 HOLDERS OF SUBORDINATED NOTES TO BE SUBROGATED TO RIGHTS OF HOLDERS OF SENIOR INDEBTEDNESS. Subject to the prior payment in full in cash of all Senior Indebtedness, the Noteholders shall be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions of assets of Guarantor applicable to the Senior Indebtedness until Subordinated Indebtedness shall be paid in full, and for purposes of such subrogation, no payments or distributions to the holders of Senior Indebtedness of assets, whether in cash, property or securities, distributable to the holders of Senior Indebtedness under the provisions hereof to which the Noteholders would be entitled except for the provisions of this
Article IV, and no payment pursuant to the provisions of this
Article IV to the holders of Senior Indebtedness by the Noteholders shall, as between Guarantor, its creditors other than the holders of its Senior Indebtedness, and the Noteholders be deemed to be a payment by Guarantor to or on account of such Senior Indebtedness, it being understood that the provisions of this Article IV are, and are intended, solely for the purpose of defining the relative rights of the Noteholders, on the one hand, and the holders of its Senior Indebtedness, on the other hand.

                SECTION 4.6 OBLIGATIONS OF GUARANTOR UNCONDITIONAL. Nothing contained in this Article IV or elsewhere in this Guaranty is intended to or shall impair, as between Guarantor and its creditors, other than the holders of its Senior Indebtedness, the obligations of Guarantor, which are absolute and unconditional, to pay to the Noteholders the Subordinated Indebtedness as and when the Subordinated Indebtedness shall become due and payable in accordance with the terms of this Guaranty, or to affect the relative rights of the Noteholders and creditors of Guarantor other than the holders of its Senior Indebtedness, nor, except as otherwise expressly provided in this Article IV shall anything herein or therein prevent any Noteholder from exercising all remedies otherwise permitted by applicable law upon the happening of an Event of Default under the Note Agreement, subject to the rights, if any, under this
Article IV of the holders of Senior Indebtedness.

		Nothing contained in this Article IV or elsewhere in this Guaranty shall, except during the pendency of any dissolution, winding-up, liquidation, reorganization, recapitalization or readjustment of Guarantor, affect the obligation of Guarantor to make, or prevent Guarantor from making at any time (except under the circumstances described under Sections 4.2 and 4.3) payment of the Subordinated
Indebtedness.

                SECTION 4.7 HOLDERS OF SUBORDINATED NOTES ENTITLED TO ASSUME PAYMENTS NOT PROHIBITED IN ABSENCE OF NOTICE. No
Noteholder shall at any time be charged with knowledge of the existence of any facts which would prohibit the making of any payment to it, unless and until such Noteholder shall have received written notice thereof at its principal office from Guarantor or from one or more holders of Senior Indebtedness or from any representative or representatives thereof; and prior to the receipt of any such written notice each such Noteholder shall be entitled to assume conclusively that no such facts exist, without, however, limiting any such rights of holders of Senior Indebtedness under this Article IV to recover from the Noteholders any payment made to any such Noteholder which it is not entitled under this Article IV to retain.

		Each Noteholder shall be entitled to rely on the delivery to it of a written notice by a Person representing itself to be a holder of Senior Indebtedness to establish that such notice has been given by a holder of Senior Indebtedness. In the event that any Noteholder determines in good faith that further evidence is required with respect to the right of any Person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this Article IV, such Noteholder may request such Person to furnish evidence to the reasonable satisfaction of such Noteholder as to the amount of Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article IV, and if such evidence is not furnished such Noteholder may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

                SECTION 4.8 INFORMATION AS TO SUBORDINATION. Guarantor will not, and will not permit any of its subsidiaries or agents to, publish or give to any creditor or prospective creditor of Guarantor or any of its subsidiaries any copy, statement or summary (or acquiesce in the publication or giving of any such copy, statement or summary) as to the subordination of the rights of the Noteholders without also stating, or causing to be stated (in a conspicuous manner in the case of any document) that such subordination is solely for the benefit of the holders of Senior Indebtedness and not for the benefit of any other creditor of Guarantor or any of its subsidiaries.

                SECTION 4.9 AMENDMENT TO ARTICLE IV. Notwithstanding anything to the contrary in this Guaranty, no amendment or modification may be made with respect to the provisions of
(i) this Article IV or (ii) any other provisions of this Agreement if such amendment or modification would alter or impair the rights of the holders of the Senior Indebtedness under this Article IV, in either case without the written consent of the Agent (so long as any Senior Indebtedness under the Bank Agreement is outstanding) and the Required Prudential
Holders (so long as any Senior Indebtedness under the Existing
Prudential Notes or the Private Shelf Notes is outstanding) and the holders of a majority of the outstanding principal amount of the Senior Indebtedness.





                            ARTICLE V

                           MISCELLANEOUS

                SECTION 5.1 SUCCESSORS, ASSIGNS AND PARTICIPANTS. This Guaranty shall be binding upon Guarantor and its successors and assigns and shall inure to the benefit of Teachers and its successors, transferees and assigns and each other Noteholder;
all references herein to Guarantor shall be deemed to include its successors and assigns, and all references herein to Teachers or any other Noteholder shall be deemed to include its successors and assigns. This Guaranty shall be enforceable by the Noteholders and any of the Noteholders' successors, assigns and participants, and any such successors and assigns shall have the same rights and benefits with respect to the Borrower under this Guaranty as Teachers hereunder.

                SECTION 5.2 FURTHER ASSURANCES. Guarantor agrees, at the sole cost and expense of Guarantor, to promptly do all such things and execute all such documents as the Noteholders may consider necessary or desirable to preserve the rights and powers of the Noteholders hereunder.

                SECTION 5.3 NOTICES. Except as otherwise expressly provided herein, any notice required or desired to be served, given or delivered hereunder shall be in writing, and shall be deemed to have been validly served, given or delivered five days after deposit in the United States mails, with proper postage prepaid, or upon delivery by courier or upon transmission by telex, telecopy or similar electronic medium to the following addresses:

		(i)  If to Teachers at:

			730 Third Avenue
			New York, New York  10017
			Attention:  Securities Division
			Re:  John B. Sanfilippo & Son, Inc.
			Telecopy:  (212) 916-6667
			Telephone: (212) 916-4311

	    (ii) If to any other Noteholder, to the address of such Noteholder as it appears in the note register maintained pursuant to 14 of the Note Agreement;

	   (iii)	If to Guarantor at:

			JBS International, Inc.
			c/o John B. Sanfilippo & Son, Inc.
			2299 Busse Road
			Elk Grove Village, Illinois 60007
			Attn:  Michael J. Valentine, Chairman and
                               President
			Telecopy: (708) 593-9608
			Telephone: (708) 593-2300

		with a copy to:

			Timothy R. Donovan, Esq.
			Jenner & Block
			One IBM Plaza
			Chicago, Illinois  60611

or to such other address as each party designates to the other in the manner herein prescribed.

                SECTION 5.4 AMENDMENTS, WAIVERS AND CONSENTS. No amendment or waiver of or consent to any departure by Guarantor from any provision of this Guaranty, shall be binding on the Noteholders except as expressly set forth and consented to in a writing duly signed and delivered by the Required Holders of the Notes, and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No course of dealing between Guarantor and the Noteholders, nor any failure on the part of the Noteholders to exercise any right, power or remedy nor any delay on the part of the Noteholders in exercising any right, power or remedy shall operate as a waiver thereof, and no single or partial exercise by the Noteholders of any right, power or remedy shall preclude any further exercise thereof by the Noteholders. No waiver of any right, power or remedy shall be deemed to occur by any act or knowledge of any Noteholder, its agents, trustees, officers or employees or be binding against any Noteholder, except as expressly set forth in a writing duly signed and delivered by the Required Holders of the Notes. No waiver by the Required Holders of any default shall operate as a waiver of any other default or the same default on a future occasion, and no action by any Noteholder permitted hereunder shall in any way affect or impair any of any Noteholders' rights, powers or remedies or the obligations of Guarantor under this Guaranty. Any determination by a court of competent jurisdiction of the amount of any part of the Indebtedness shall be conclusive and binding on Guarantor irrespective of whether Guarantor was a party to the suit or action in which such determination was made. As used herein, the term "this Guaranty" and references thereto shall mean this Guaranty as it may from time to time be amended or supplemented.

                SECTION 5.5 GOVERNING LAW. THIS GUARANTY SHALL BE INTERPRETED AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO
DETERMINED IN ACCORDANCE WITH THE INTERNAL LAWS (AS OPPOSED TO
CONFLICTS OF LAW PROVISIONS) AND DECISIONS OF THE STATE OF
ILLINOIS.

                SECTION 5.6 SUBMISSION TO JURISDICTION. GUARANTOR HEREBY CONSENTS TO THE JURISDICTION OF ANY STATE OR FEDERAL
COURT LOCATED WITHIN THE CITY OF NEW YORK OR WITHIN THE COUNTY
OF COOK, STATE OF ILLINOIS, AND IRREVOCABLY AGREES THAT, SUBJECT
TO THE NOTEHOLDERS' SOLE AND ABSOLUTE ELECTION, ALL ACTIONS OR PROCEEDINGS RELATING TO THIS GUARANTY OR ANY OTHER DOCUMENT EXECUTED IN CONNECTION HEREWITH TO WHICH GUARANTOR IS A PARTY
MAY BE LITIGATED IN SUCH COURTS, AND GUARANTOR WAIVES ANY
OBJECTION WHICH IT MAY HAVE BASED ON IMPROPER VENUE OR FORUM NON CONVENIENS TO THE CONDUCT OF ANY PROCEEDING IN ANY SUCH COURT
AND WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT, AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS BE MADE BY MAIL OR MESSENGER ON JOHN B. SANFILIPPO & SON, INC. AT THE ADDRESS SET FORTH IN SECTION 5.3 ABOVE AND THAT SERVICE SO MADE SHALL BE
DEEMED TO BE COMPLETED UPON THE EARLIER OF ACTUAL RECEIPT OR
FIVE (5) DAYS AFTER THE SAME SHALL HAVE BEEN POSTED TO
GUARANTOR'S ADDRESS AS SET FORTH IN SECTION 5.3.  THE
NOTEHOLDERS AND GUARANTOR ACKNOWLEDGE THAT THE TIME AND EXPENSE REQUIRED FOR TRIAL BY JURY EXCEED THE TIME AND EXPENSE REQUIRED
FOR A BENCH TRIAL AND HEREBY WAIVE, TO THE EXTENT PERMITTED BY
LAW, TRIAL BY JURY, AND WAIVE ANY BOND OR SURETY OR SECURITY
UPON SUCH BOND WHICH MIGHT, BUT FOR THIS WAIVER, BE REQUIRED OF
THE NOTEHOLDERS. NOTHING CONTAINED IN THIS SUBSECTION 5.6 SHALL AFFECT THE RIGHT OF THE NOTEHOLDERS TO SERVE LEGAL PROCESS IN
ANY OTHER MANNER PERMITTED BY LAW OR AFFECT THE RIGHT OF THE NOTEHOLDERS TO BRING ANY ACTION OR PROCEEDING AGAINST GUARANTOR
OR ITS PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION.

                SECTION 5.7  COUNTERPARTS.  This Guaranty may be
executed in any number of counterparts, each of which shall be an original with the same effect as if the signatures thereto and hereto were upon the same instrument.

                SECTION 5.8 INTERPRETATION; PARTIAL INVALIDITY. Whenever possible each provision of this Guaranty shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Guaranty shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Guaranty.

                SECTION 5.9 NO USURY. Nothing contained in this Guaranty shall be construed or shall so operate either presently or prospectively to require Guarantor to pay any amount under this Guaranty on account of the Indebtedness that constitutes interest in excess of the maximum amount of interest permitted by law to be charged on all or any portion of the Indebtedness and to be guaranteed by Guarantor hereunder. If any interest in excess of the maximum amount of interest permitted by law to be charged and to be guaranteed hereunder is provided for, or is adjudicated to be provided for, with respect to all or any portion of the Indebtedness, then in such event (i) the provisions of this Section 4.9 shall govern and control; (ii) Guarantor shall not be obligated to pay any amount under this Guaranty that constitutes interest in excess of that so permitted on all or any portion of the Indebtedness; (iii) any amount paid by Guarantor to the Noteholders under this Guaranty that constitutes interest in excess of that so permitted on all or any portion of the Indebtedness shall, at the option of the Noteholders, be (A) applied as a credit against the then unpaid but due and owing amount under this Guaranty, (B) refunded to the Guarantor or (C) applied or refunded pursuant to any combination of the foregoing; (iv) this Guaranty shall have been deemed to have been, and shall be, reformed and modified to reflect, Guarantor's guarantee hereunder of the payment of the Indebtedness to the extent interest included therein is permitted by law to be charged and to be guaranteed by Guarantor hereunder; and (v) Guarantor shall not have any action against the Noteholders for any damages whatsoever arising out of the payment or collection of any such amount.

SECTION 5.10 TAXES. (a) Any and all payments by the Guarantor hereunder shall be made free and clear of and without deduction for any and all present or future taxes, deductions, charges or withholdings, and all liabilities with respect thereto, including without limitation, such taxes, deductions, charges, withholdings or liabilities whatsoever imposed, assessed, levied or collected by any taxing authority and all (other than to the extent due to the gross negligence or willful misconduct of any Noteholder) interest, penalties, expenses or similar liabilities with respect thereto ("Taxes"), excluding however, from the definition of Taxes, in the case of each Noteholder, taxes imposed on its income (including penalties and interest payable in respect thereof), and franchise taxes imposed on it by the jurisdiction under the laws of which such Noteholder is organized or any political subdivision thereof.
If the Guarantor shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to any Noteholder, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 5.10) such Noteholder receives an amount equal to the sum it would have received had no such deductions been made and (ii) the Guarantor shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

(b) In addition, the Guarantor agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies that arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Guaranty (hereinafter included within the definition of "Taxes").
(c) The Guarantor will indemnify each Noteholder for the full amount of Taxes (including without limitation, any Taxes imposed by any jurisdiction on amounts payable under this
Section 5.10) paid by such Noteholder and any liability arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally asserted. This indemnification shall be made within five days from the date such Noteholder makes written demand therefor; provided however, to the extent that any Noteholder is reimbursed for any Tax that was incorrectly or illegally asserted in connection with this Guaranty, such Noteholder shall promptly return to the Guarantor the amount of such reimbursement net or any costs of recovery, together with any interest that may have been paid by the taxing jurisdiction with respect thereto, to the extent the Guarantor has actually paid such Noteholder with respect thereto.
(d) Promptly after the date on which payment of any Taxes are due pursuant to applicable law, the Guarantor will, at the request of any Noteholder, furnish to such Noteholder evidence in form and substance satisfactory to such Noteholder that the Guarantor has met its obligations under this Section 5.10.
(e) Without prejudice to the survival of any other agreement of the Guarantor, the agreement and obligations of the Guarantor contained in this Section 5.10 shall survive the payment in full of any other amounts due under this Guaranty.

                SECTION 5.11 MISCELLANEOUS. The section headings used in this Guaranty are for convenience of reference only and shall not define or limit the provisions of this Guaranty. All remedies under this Guaranty are cumulative and are not exclusive of any other remedies provided by law.



[Signature pages to follow]


IN WITNESS WHEREOF, Guarantor and Teachers have caused this Guaranty to be duly executed as of the date first above written.

                                             JBS INTERNATIONAL, INC.


                                             By: /s/ Michael J. Valentine
                                                 -------------------------
                                             Title: President
                                                    ---------


                                             TEACHERS INSURANCE AND
                                             ANNUITY ASSOCIATION OF
                                             AMERICA

                                             By: /s/ David G. Persky
                                                 -------------------------
                                             Title: Associate Director
                                                    ------------------